UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2015

SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant's Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On February 25, 2014, SandRidge Energy, Inc. ("SandRidge") sold certain subsidiaries owning all of SandRidge's Gulf of Mexico and Gulf Coast properties to Fieldwood Energy, LLC for $702.6 million, net of working capital adjustments and post-closing adjustments, and the buyer's assumption of approximately $366.0 million of related asset retirement obligations (the "Gulf Sale"). The effective date of the Gulf Sale is December 1, 2013.

SandRidge is filing this Current Report on Form 8-K to give effect to the Gulf Sale. SandRidge's pro forma financial information is filed as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2014 and related notes showing the pro forma effects of the Gulf Sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

February 27, 2015	By: /s/ Eddie M. LeBlanc
Eddie M. LeBlanc
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2014 and related notes showing the pro forma effects of the Gulf Sale.